                                                                    Exhibit 24.2
                                POWER OF ATTORNEY

Fornebu, Norway

The undersigned, Morten Karlsen Sorby, in his capacity as Chairman of the Board of Telenor Networks Holding AS (the "Company"), hereby makes, constitutes and appoints each of BJ0RN HOGSTAD, PAL WIEN ESPEN and OLE BJ0RN SJULSTAD, acting individually, as the Company' s true and lawful agent and attorney-in-fact, with full power and authority to act hereunder, each in his discretion, to execute in the name and on behalf of the Company all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the Company' s indirect ownership interest in Golden
Telecom, Inc., and any other documents relating or ancillary thereto, including but not limited to, all documents relating to filings with the United States
Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of
1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including, without limitation, all documents required to be filed with the SEC pursuant to Section 13(d) or 16 of the Act, including, without limitation: (a) any filings on Schedule 13D and any amendments thereto, (b) any joint filing agreements and (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5.

This Power of Attorney shall be valid for two years from the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 21st day of December, 2007.

/s/ Morten Karlsen Sorby
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Morten Karlsen
Sorby Chairman of the Board
Telenor Networks Holding AS